UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2005
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     On October 19, 2005, Medicis Pharmaceutical Company (the “Company”) and Michael A. Pietrangelo, a director of the Company, entered into a Termination Agreement (the “Termination Agreement”) terminating a consulting agreement dated November 5, 1997 between the Company and Mr. Pietrangelo (the “Consulting Agreement”) effective September 30, 2005. The Consulting Agreement provided that Mr. Pietrangelo would assist and consult with the Company in areas relating to the pharmaceutical industries, and be available for consultation for a minimum of four hours per month, for a monthly consulting fee of $3,333. During the period of his consulting arrangement, Mr. Pietrangelo also received health and life insurance benefits from the Company. These benefits were terminated effective September 30, 2005. The Consulting Agreement and the Termination Agreement are attached hereto as Exhibits 10.1 and 10.2.
Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard.
     On October 20, 2005, Medicis Pharmaceutical Company (the “Company”) notified the New York Stock Exchange (“NYSE”) that for the period from November 17, 2004 through October 6, 2005 the Audit Committee of the Company’s Board of Directors did not satisfy the requirements of Sections 303A.06 and 303A.07 of the NYSE Listed Company Manual (the “Manual”). These Sections of the Manual, which the Company became subject to effective November 17, 2004, require that the Company’s Audit Committee have three members that satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934. Among other things, Rule 10A-3 requires that no member of the Audit Committee receive any consulting, advisory or other compensatory fees from the Company. Because of a consulting arrangement (described in Item 1.02 above), which was terminated effective September 30, 2005, between the Company and Michael A. Pietrangelo, a member of the Company’s Audit Committee from December 2, 2003 through October 6, 2005, the Company’s Audit Committee was not in compliance with Sections 303A.06 and 303A.07 of the Manual from November 17, 2004 through October 6, 2005.
     In order to correct such noncompliance, effective October 6, 2005, Mr. Pietrangelo resigned from the Company’s Audit Committee. On October 19, 2005, the Company’s Board of Directors appointed Arthur G. Altschul, Jr. as a member of the Audit Committee of the Company’s Board of Directors. As a result of Mr. Altschul’s appointment, the Company’s Audit Committee is now fully compliant with all of the NYSE listing standards.
     The Company is undergoing a review of its procedures to verify the independence and qualifications of its directors. The Company’s former procedures involved a review of compliance by outside legal professionals. The Company has verified that Mr. Pietrangelo provided fully accurate and complete information with regard to his consulting arrangements in his communications with the Company, which information was fully available to and reviewed by outside legal professionals.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

10.1	Agreement dated November 5, 1997 between the Company and Michael A. Pietrangelo

10.2	Termination Agreement dated October 19, 2005 between the Company and Michael A. Pietrangelo

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 20, 2005

MEDICIS PHARMACEUTICAL CORPORATION
By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Agreement dated November 5, 1997 between the Company and Michael A. Pietrangelo
10.2	Termination Agreement dated October 19, 2005 between the Company and Michael A. Pietrangelo